                 GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENT

                                JANUARY 31, 2000

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

INDEX

                                                                      Page
                                                                      No.
Consolidated Balance Sheets -                                          3
January 31, 2000 and July 31, 1999

Consolidated Statements of Operations -                                4
Three and Six Months Ended January 31, 2000

Consolidated Statement of Stockholders' Equity -                       5
Six Months Ended January 31, 2000

Consolidated Statements of Cash Flows -                               6-7
Six Months Ended January 31, 2000

Notes to Consolidated Financial Statements -                          8-11
Six Months Ended January 31, 2000

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                                                                       JANUARY 31,       JULY 31,
                                                                                         2000             1999
                                                                                      (UNAUDITED)       (AUDITED)
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                                             $  199,237       $   34,426
 Trade accounts receivable                                                                 83,519           30,999
 Inventory                                                                                550,164          413,208
 Prepaid expenses and other assets                                                            500              500
 Deferred income taxes                                                                     44,103           31,648
                                                                                       ----------       ----------
                                                                                          877,523          510,781
Property and equipment, net                                                               169,997          154,597
Goodwill, net of amortization of $4,448 and $1,112, respectively                           95,672           99,008
Other assets                                                                                6,141            6,141
                                                                                       ----------       ----------
                                                                                       $1,149,333       $  770,527
                                                                                       ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Current installments of long-term debt and notes payable                                 222,193          202,146
 Accounts payable                                                                         163,892           86,901
 Bank overdraft                                                                            89,935           52,555
 Accrued expenses                                                                          10,271           10,568
 Income taxes payable                                                                          --            5,384
 Due to shareholder                                                                         3,659            8,012
                                                                                       ----------       ----------
                                                                                          489,950          365,566
Deferred income taxes                                                                      10,004           10,004
Long-term debt less current installments                                                   68,572           76,674

Stockholders' equity
 Common stock, $.0001 par value, 200,000,000 shares authorized,
 87,616,408 and 86,996,408 shares issued and outstanding at
 January 31, 2000 and July 31, 1999, respectively                                           9,320            8,700
 Additional paid-in capital                                                               503,500          217,420
 Retained earnings (deficit)                                                               67,987           92,163
                                                                                       ----------       ----------
                                                                                          580,807          318,283
                                                                                       ----------       ----------
                                                                                       $1,149,333       $  770,527
                                                                                       ==========       ==========

See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JANUARY 31, 2000 AND 1999
(UNAUDITED)

                                                           THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                               JANUARY 31,                       JANUARY 31,
                                                          2000             1999             2000             1999
Sales and revenues                                     $ 501,483        $ 511,176        $ 910,961        $ 858,171
Cost of sales                                            391,330          271,594          748,342          459,966
                                                       ---------        ---------        ---------        ---------
  Gross profit                                           110,153          239,582          162,619          398,205
Selling, general and administrative expense              123,368          177,641          187,497          340,841
                                                       ---------        ---------        ---------        ---------
  Loss from operations                                   (13,215)          61,941          (24,878)          57,364

Other income (expense):
 Interest expense                                         (7,123)          (4,734)         (11,754)          (9,438)
 Interest and other income                                    --               99                1              143
                                                       ---------        ---------        ---------        ---------
                                                          (7,123)          (4,635)         (11,753)          (9,295)
                                                       ---------        ---------        ---------        ---------
Net earnings (loss) before income taxes                  (20,338)          57,306          (36,631)          48,069
Income tax expense (benefit)                              (6,915)          19,484          (12,455)          16,343
                                                       ---------        ---------        ---------        ---------
Net earnings (loss)                                    $ (13,423)       $  37,822        $ (24,176)       $  31,726
                                                       =========        =========        =========        =========

Net earnings (loss) per share                          $  (0.000)       $   0.001        $  (0.000)       $   0.000
                                                       =========        =========        =========        =========

Weighted average shares outstanding, in millions            87.2             75.0             87.1             75.0
                                                       =========        =========        =========        =========

See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

(UNAUDITED)

                                                  COMMON STOCK             PAID-IN        RETAINED
                                           SHARES          PAR VALUE       CAPITAL        EARNINGS        TOTAL
                                           ------          ---------       -------        --------        -----
BALANCE, August 1, 1999                  86,996,408        $  8,700        $217,420       $ 92,163       $318,283
Exercise of common stock options             50,000              50           1,650                         1,700
Exercise of common stock warrants           570,000             570         284,430                       285,000
Net earnings (loss)                                                                        (24,176)       (24,176)
                                         ------------------------------------------------------------------------
BALANCE, January 31, 2000                87,616,408        $  9,320        $503,500       $ 67,987       $580,807
                                         ========================================================================

See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JANUARY 31, 2000 AND 1999
(UNAUDITED)

                                                          2000               1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)                                     $ (24,176)          31,726
Adjustments to reconcile net earnings to net cash
 provided by operating activities:
 Depreciation and amortization                             21,623            4,348
 Deferred income taxes                                    (12,455)              --
 Changes in assets and liabilities:
  Accounts receivable                                     (52,520)              --
  Inventory                                              (136,956)          (9,654)
  Other assets                                                 --           (4,812)
  Accounts payable and accrued expenses                    71,310           27,883
  Bank overdraft                                           37,380               --
                                                        ---------        ---------
Net cash provided by operating activities                 (95,794)          49,491
                                                        ---------        ---------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES
 Capital expenditures                                     (14,225)          (7,519)
                                                        ---------        ---------
Net cash provided by investing activities                 (14,225)          (7,519)
                                                        ---------        ---------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
 Proceeds from sales of common stock                      286,700               --
 Loan proceeds                                             50,000               --
 Repayment of notes payable and long-term debt            (57,518)         (41,438)
 Increase (decrease) in amount due stockholder             (4,352)              --
                                                        ---------        ---------
Net cash provided by financing activities                 274,830          (41,438)
                                                        ---------        ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                 164,811              534
CASH AND CASH EQUIVALENTS, beginning of period             34,426            1,668
                                                        ---------        ---------
CASH AND CASH EQUIVALENTS, end of period                $ 199,237        $   2,202
                                                        =========        =========

See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES

SIX MONTHS ENDED JANUARY 31, 2000 AND 1999
(UNAUDITED)

                                                                                         2000           1999
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid                                                                           $11,754       $ 9,438
                                                                                        =======       =======

Income taxes paid                                                                       $ 5,384       $    --
                                                                                        =======       =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Acquisition of transportation equipment for long-term debt                              $19,462

See accompanying notes to consolidated financial statements.

GOLDONLINE INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of Goldonline International, Inc. (formerly Transun International Airways, Inc.) ("GDOL") and its wholly owned subsidiaries Con-Tex Silver Imports, Inc. ("Con-Tex") and Gold Online.com, Inc. ("GO.com") (collectively referred to as the "Company"). All material intercompany accounts and transactions have been eliminated.

         (b)      ORGANIZATION

                  GDOL was incorporated May 22, 1996 in Delaware and until June 1999 was a development stage company with plans to establish itself as an air transport company providing non-scheduled air service (charter flights) for tour operators, charter brokers, cruise line casinos, theme parks and theme attractions.

                  Con-Tex was incorporated September 12, 1994 in Texas. GO.com was incorporated on February 3, 1999 in Delaware.

                  On June 10, 1999, GDOL acquired all of the issued and outstanding common stock of Con-Tex and GO.com. For accounting purposes, the acquisitions have been treated as the acquisition of Con-Tex and GO.com by GDOL with Con-Tex as the acquiror (reverse acquisition). The historical financial statements prior to June 10, 1999 are those of Con-Tex.

         (c)      NATURE OF BUSINESS

                  GDOL is now a holding company principally engaged in acquiring and developing businesses. Con-Tex is a company involved in both the wholesale and retail jewelry business. GO.com is establishing an Internet jewelry business.

         (d)      CASH EQUIVALENTS

                  The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At January 31, 2000, cash equivalents consist of money market accounts and business checking accounts.

         (e)      INVENTORIES

                  Inventories consist primarily of silver jewelry and are carried at the lower of average cost or market.

         (f)      MACHINERY AND EQUIPMENT

                  Owned machinery and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets.

         (g)      GOODWILL

                  Costs in excess of the fair value of net assets acquired are amortized over a fifteen-year period on a straight-line basis. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, the Company's carrying value of the goodwill would be reduced.

         (h)      INCOME TAXES

                  Deferred income taxes are recognized for income and expense items that are reported for financial purposes in different years than for income tax purposes.

         (i)      REVENUE AND COST RECOGNITION

                  Sales revenues are recognized when the product is shipped. Cost of sales, which is recognized simultaneously with the recognition of sales, is comprised of the cost of materials and indirect costs incurred during the manufacturing process.

         (j)      NET EARNINGS (LOSS) PER SHARE

                  Net earnings (loss) per share amounts are computed using the weighted average number of shares outstanding during the period. Fully diluted earnings (loss) per share is presented if the assumed conversion of common stock equivalents results in material dilution.

         (k)      USE OF ESTIMATES

                  The process of preparing consolidated financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the consolidated financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

         (l)      FAIR VALUE DETERMINATION

                  Financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities, notes payable and long-term debt. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates which the Company could borrow funds with similar remaining maturities.


2.       ACQUISITION

         On June 10, 1999, GDOL issued 75,000,000 of its common shares to acquire all of the common shares of Con-Tex. Con-Tex is both a wholesale and retail marketer of jewelry, primarily silver. For accounting purposes, the acquisition has been treated as the acquisition of Con-Tex by GDOL with Con-Tex as the acquiror (reverse acquisition). Simultaneously, GDOL issued 10,000,000 of its common shares to acquire all of the common shares of GO.com. GO.com is a new Internet Company and it has the domain name Gold Online.com. A value of $25,000 was recorded for this acquisition. Pro forma information has not been presented as GDOL had no prior continuing operations and GO.com had only recently commenced operations.

3.       RELATED PARTY TRANSACTIONS

         Con-Tex leases its corporate headquarters from the principal shareholder of the Company at the rate of $1,596.78 per month. This amounted to $9,581 during each of the six months periods ended January 31, 2000 and 1999.

         The Company had received loans from its principal shareholder. The balance owed was $3,659 at January 31, 2000 and $8,012 at July 31, 1999.

4.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at January 31, 2000 and July 31, 1999:

                                                January 31,       July 31,
                                                  2000              1999
          Equipment and store furnishings       $  46,322        $  46,322
          Transportation equipment                156,125          133,663
          Web site                                 37,225           26,000
          Leasehold improvements                    1,035            1,035
                                                ---------        ---------
                                                  240,707          207,020
          Less accumulated depreciation           (70,710)         (52,423)
                                                ---------        ---------
                                                $ 169,997        $ 154,597
                                                =========        =========

5.       LONG-TERM DEBT AND NOTES PAYABLE

         Notes payable consists of the following:

                  Note payable to bank with interest at 10% payable on                  $136,400
                  demand or January 1, 2000 if no demand is made; accrued
                  interest payable monthly; collateralized by all assets of
                  Con-Tex and guaranteed by the principal shareholder of the
                  Company

                  Note payable to the brother of the principal shareholder of the Company due on July 23, 2000 with interest at 8%,
                  unsecured, convertible into common stock of the Company at
                  $.01 per share                                                          50,000

                  Notes payable to company in monthly installments
                  aggregating  $2,534, including interest at 9.8% to 11.6%;
                  collateralized by transportation equipment                             104,365
                                                                                        --------
                                                                                         290,765
                  Current installments of long-term debt and notes payable               222,193
                                                                                        --------
                  Long-term debt less current installments                              $ 68,572
                                                                                        ========

6.       INCOME TAXES

         Federal income tax expense (benefit) for the three and six months ended January 31, 2000 consists of deferred tax benefit in the amounts of $6,915 and $12,455, respectively. Federal income tax expense for the three and six month periods ended January 31, 1999 amounted to $19,484 and $16,343, respectively.

         Actual income tax expense (benefit) applicable to earnings (loss) before income taxes is the same as the "normally expected" federal income tax expense (benefit).


         The deferred income tax assets and liabilities at January 31, 2000 are comprised of the following:

                                                                    CURRENT        NONCURRENT
         Expenses deferred for tax purposes                        $ 25,243                 -
         Net operating loss carryforwards                            18,860                 -
                                                                   --------          --------
                                                                     44,103                 -
         Less valuation allowance                                  (      -)                -
                                                                   --------          --------

         Deferred income tax asset                                   44,103                 -
         Deferred income tax liability - asset basis                      -           (10,004)
                                                                   --------          --------

              Net deferred income tax assets (liabilities)         $ 44,103          ($10,004)
                                                                   ========          ========

7.       CAPITAL STOCK

         The Company sold 200,000 units (The "Units") at $1.00 per Unit. Each Unit consisted of 4 shares of common stock, par value $.001, and 1 warrant. Each warrant entitled the holder to purchase eight shares of the common stock of the Company at a purchase price of $.50 per share.

         Under the terms of the initial offering, the warrants were scheduled to expire on September 30, 1999. The exercise period for the warrants was extended until February 29, 2000.

         At January 31, 2000, warrants for the purchase of 1,600,000 shares of the Company's common stock at $.50 per share had been issued and warrants for the purchase of 570,000 shares had been exercised.

         On September 1, 1999, the Company established a stock option plan, which reserved 10,000,000 shares of the Company's common stock for issue to certain employees, directors and consultants. The Plan provides that options may be granted for no less than fair market value at the date of the option grant. As of January 31, 2000, one option to acquire 50,000 shares had been granted and exercised at a price of $.034 per share.

8.       SUBSEQUENT EVENTS

         During February 2000, the remaining warrants to purchase 1,030,000 shares of common stock of the Company were exercised at an exercise price of $.50 per share.

         On April 20, 2000, pursuant to an agreement and plan of reorganization dated April 11, 2000, DGOL acquired 100% of the issued and outstanding common stock of Benton Ventures, Inc. ("Benton or Registrant"), a Delaware corporation, in exchange for 1,2000,000 newly issued common shares of GDOL. On April 25, 2000, the Board of Directors of GDOL elected to merge Benton, Registrant, into GDOL pursuant to Section 253 of Delaware's General Corporate Laws. As a result of the merger, GDOL will be the surviving company.